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Full Legal Name                                 Phone Number
   Applied Theory Corporation                       516-466-8422/315-453-2912
Carrying on Business as (If Any)                Fax Number
                                                    315-461-8010
Billing Address                                 Send Invoice to Attention of:
   125 Elwood Davis Road, Syracuse, NY 13212        Peg Smallman

                              TERMS AND CONDITIONS

         This MASTER LEASE AGREEMENT ("Agreement") is dated as of September 8, 1999 and is by and between BNY Leasing Edge Corporation with offices located at One Wall Street, New York, NY, its successors and assigns ("Lessor") and the above referenced lessee ("Lessee"). The parties hereto for good and valuable consideration and intending to be legally bound hereby agree as follows:

         1. LEASE OF EQUIPMENT. This Agreement establishes the general terms and conditions under which Lessor may, from time to time, lease Equipment (as hereinafter defined) to Lessee. The terms hereof shall be deemed to form a part of each Master Lease Schedule ("Lease") executed by the parties which references this Agreement. "Equipment" shall mean all items of equipment, software and maintenance set out in any Lease. Lessee hereby requests Lessor to purchase the Equipment from the supplier(s) thereof (hereinafter called "Vendor" and/or "Manufacturer" as applicable) and to lease the Equipment to Lessee on the terms and conditions contained herein. Each Lease shall constitute a separate lease agreement incorporating all the terms hereof. In the event of a conflict between the provisions of any Lease and the provisions hereof, the provisions of the lease shall prevail.

         The amount of the lease payments on each Lease ("Lease Payments") is based upon the estimated total cost of the Equipment on the applicable Lease. The Lease Payments shall be adjusted proportionately upward or downward if the actual total cost of the Equipment on the applicable Lease exceeds or is less than the estimate and Lessee authorizes Lessor to adjust the Lease Payments by up to fifteen percent (15%) in that event.

         Unless Lessor has provided Lessee with a written commitment to the contrary, Lessee authorizes Lessor to adjust the Lease Payment on each Lease to increase or decrease the implicit rate of the Lease Payment to Lessor by an amount equal to any increase or decrease in the rate of United States Treasury Notes with a comparable term to the term of the Lease from the date the Lessor quoted the Lease rate to the date lessor accepts the Lease.

         2. TERM AND RENT. This Agreement shall become effective upon its acceptance and execution by Lessor, and shall remain effective at least until the expiration of the term of the last Lease hereunder. Each Lease shall become effective upon acceptance and execution by Lessor and shall be for the term provided therein. The term of each Lease shall commence on the Commencement Date, as defined in the Lease with an interim term and Base Term Commencement Date as set forth therein and shall thereafter continue until all obligations of Lessee under the Lease shall have been fully performed ("Lease Term"). Interim Rent and Base Term Rent shall be due and payable as set forth in the Lease. All payments made by or on behalf of Lessee hereunder shall be non-refundable. LESSEE'S OBLIGATION TO PAY SUCH LEASE PAYMENTS SHALL BE ABSOLUTE AND UNCONDITIONAL AND IS NOT SUBJECT TO ANY ABATEMENT SET-OFF, DEFENSE OR COUNTER-CLAIM FOR ANY REASON WHATSOEVER. All payments hereunder shall be made to lessor at its address specified above (or such other place as Lessor, in writing, directs) without notice or demand therefor. If the term of a Lease is extended, "Lease Term" shall be deemed to refer to all extensions thereof. All provisions of this Agreement shall apply during any extended term except as may be otherwise specifically provided in the Lease, or in any subsequent written agreement of the parties.

         3. DELIVERY AND ACCEPTANCE. Delivery and installation arrangements and costs, unless included in the cost of the Equipment to Lessor and upon which the Lease Payments were computed, are the sole responsibility of Lessee. Lessee agrees to accept the Equipment when delivered, installed and operating to Manufacturer's specifications and to execute the Delivery and Acceptance Certificate supplied by Lessor as evidence thereof. Lessee agrees to hold Lessor harmless from specific performance of this Agreement and any Lease and from damages, if for any reason, Vendor fails to deliver, or delays in delivery of the Equipment so ordered or if the Equipment is unsatisfactory for any reason whatsoever. Lessee agrees that any delay in delivery of the Equipment shall not affect the validity of this Agreement, any Lease or the obligation to make Lease Payments thereunder. Lessee's execution of the Delivery and Acceptance Certificate shall conclusively establish that the Equipment covered thereby is acceptable to Lessee for all purposes of the Lease related thereto.

         Lessee agrees to provide a suitable installment environment for the Equipment as specified in the applicable Manufacturer's manual, if any, and except as otherwise specified by Manufacturer, to furnish all labor required for unpacking and placing each item of Equipment in the desired location. Without limiting the generality of the foregoing, the foundation or floor on which the Equipment is to be installed, shall be in accordance with the builder's specifications and the power for the Equipment shall be in accordance with the builder's specifications and the local electrical code.

         If Lessee has entered into any purchase, licensing or maintenance agreements with Vendor and/or Manufacturer ("Acquisition Agreement") covering the Equipment or any portion thereof, Lessee transfers and assigns to Lessor all of Lessee's rights, but none of its obligations (except for Lessee's obligation to pay for the Equipment upon Lessor's acceptance of the Lease) in and to the Acquisition Agreement, including, without limitation, the right to take title to the Equipment.

         If Lessee cancels or terminates a Lease prior to delivery of the Equipment or if Lessee fails or refuses to sign the Delivery and Acceptance Certificate within a reasonable time, not to exceed five (5) business days, after the Equipment has been delivered, installed and is operating to Manufacturer's specifications, Lessor shall have the option of treating the Lease as cancelled by Lessee and Lessee shall automatically assume all of Lessor's rights and obligations as purchaser of the Equipment, whether under an Acquisition Agreement or otherwise.

         IT IS HEREBY AGREED THAT LESSOR IS NOT RESPONSIBLE FOR THE PERFORMANCE, MAINTENANCE OR SERVICING OF THE EQUIPMENT AND LEASES SAME "AS-IS."

         4. SELECTION OF EQUIPMENT AND DISCLAIMER OF WARRANTY. Lessee has selected both the Equipment and Vendor and/or Manufacturer from whom Lessor covenants to purchase the Equipment at Lessee's request. LESSEE ACKNOWLEDGES THAT LESSOR HAS NO EXPERTISE OR SPECIAL FAMILIARITY ABOUT OR WITH RESPECT TO THE EQUIPMENT. LESSEE AGREES THAT THE EQUIPMENT LEASED HEREUNDER IS LEASED "AS-IS" AND IS OF A SIZE, DESIGN AND CAPACITY SELECTED BY LESSEE AND THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES AND THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SUITABILITY OR DURABILITY OF SAID EQUIPMENT FOR THE PURPOSES AND USES OF LESSEE OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT THERETO, INCLUDING THE IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR YEAR 2000 COMPLIANCE. LESSOR FURTHER DISCLAIMS ANY LIABILITY FOR LOSS, DAMAGE OR INJURY TO LESSEE OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE EQUIPMENT WHETHER ARISING FROM THE APPLICATION OF THE LAWS OF STRICT LIABILITY OR OTHERWISE. If the Equipment is not properly installed, does not operate as represented or warranted by Vendor and/or Manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and/or Manufacturer and shall, nevertheless, pay Lessor all Lease Payments under the Lease and shall not set off against Lessee's obligations any such claims as a defense, counterclaim, set-off or otherwise. So long as Lessee is not in breach or default of this Agreement or any Lease hereunder, Lessor hereby assigns to Lessee, solely for the purpose of making and prosecuting any such claim (solely in Lessee's name), any rights which lessor may have against Vendor and/or Manufacturer for breach of warranty or other representation respecting any item of the Equipment. All proceeds of any warranty recovery by Lessee from Vendor and/or

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Manufacturer of any item of the Equipment shall first be used to repair or replace the affected item.

         LESSEE ACKNOWLEDGES THAT NEITHER VENDOR NOR ANY SALESPERSON, EMPLOYEE, REPRESENTATIVE OR AGENT OF VENDOR AND/OR MANUFACTURER IS AN AGENT OR REPRESENTATIVE OF LESSOR, AND THAT NONE OF THE ABOVE IS AUTHORIZED TO WAIVE OR ALTER ANY TERM, PROVISION OR CONDITION OF THIS AGREEMENT OR ANY LEASE HEREUNDER, OR MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THIS AGREEMENT, ANY LEASE HEREUNDER OR THE EQUIPMENT LEASED HEREUNDER. Lessee further acknowledges and agrees that Lessee in executing this Agreement and each Lease hereunder, has relied solely upon the terms, provisions and conditions contained herein and therein, and any other statements, warranties or representations, if any, by Vendor and/or Manufacturer, or any salesperson, employee, representative or agent of Vendor and/or Manufacturer, have not been relied upon, and shall not in any way affect Lessee's obligation to make the Lease Payments and otherwise perform as set forth in this Agreement and each Lease.

         REGARDLESS OF CAUSE, LESSEE WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, NOR SHALL LESSOR BE RESPONSIBLE FOR ANY DAMAGES OR COSTS WHICH MAY BE ASSESSED AGAINST LESSEE IN ANY ACTION FOR INFRINGEMENT OF ANY UNITED STATES LETTERS PATENT OR COPYRIGHT. LESSOR MAKES NO WARRANTY AS TO THE TREATMENT OF THIS AGREEMENT OR ANY LEASE HEREUNDER FOR TAX OR ACCOUNTING PURPOSES.

         NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN TO THE CONTRARY, LESSEE DOES NOT WAIVE ANY RIGHTS OR REMEDIES IT MAY HAVE AGAINST VENDOR AND/OR MANUFACTURER OF THE EQUIPMENT.

         5. TITLE, PERSONAL PROPERTY AND LOCATION. The Equipment is, and shall at all times be and remain the sole and exclusive property of Lessor, and Lessee, notwithstanding any trade-in or down payment made by Lessee or on its behalf with respect to the Equipment, shall have no right, title or interest therein or thereto, except as to the use thereof subject to the terms and conditions of this Agreement and the related Lease hereunder. To the extent that the license for the Software ("License") allows title to Software to pass to Lessee, such title shall vest and remain in Lessor. To the extent such vesting requires a specific written conveyance, Lessee hereby conveys to Lessor any title it has or may hereafter acquire in the Software and relinquishes any subsequent claim of title to the Software, including any rights to purchase the Software and to retain rights to use the same beyond the Lease Term. If any provision of this paragraph requires for its effectiveness Licensor's prior written consent because the License limits transfers, encumbrance or assignment of the Software, then Lessee shall assist Lessor, if so requested, in obtaining such consent.

         Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the Equipment or Lessor's title thereto, except such liens as may arise through the independent acts or omissions of the Lessor. Lessee, at its own expense, will promptly pay, satisfy or otherwise take such actions as may be necessary to keep the Equipment free and clear of any and all such liens. The Equipment is, and at all times shall remain, personal property notwithstanding that the Equipment or any item thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon real property or any improvement thereof or attached in any manner to what is permanent. If requested by Lessor prior to or at any time during the Lease Term, Lessee will obtain and deliver to Lessor waivers of interest or liens in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on which an item of the Equipment is installed or located.

         The Equipment shall be kept at the address designated in each Lease and shall not be removed therefrom without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

         6. USE AND MAINTENANCE. Lessee shall use the Equipment solely in the conduct of its business and in a careful and proper manner consistent with the requirements of all applicable insurance policies shall only permit qualified personnel to operate the Equipment and shall not discontinue the use of the Equipment during the Lease Term. Lessee will not modify the Equipment in any way without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not attach or incorporate the Equipment to or in any other item of equipment or software in such a manner that the Equipment becomes or may be deemed to have become an accession to or a part of such other item of equipment or software.

         At its own expense, Lessee will cause the Equipment to be kept, used and maintained as recommended by Manufacturer and Manufacturer's maintenance manuals and plans by competent and duly qualified personnel only approved by Manufacturer in accordance with applicable governmental regulations, if any, and for business purposes only and in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use alone excepted and will provide all maintenance and service and make all repairs or replacements reasonably necessary for such purpose. Lessee shall record in a log book all maintenance and repair performed on the Equipment and deliver the same to Lessor from time to time as requested by Lessor and upon termination of the Lease.

         If any parts or accessories forming part of the Equipment become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, shall within a reasonable time cause such parts or accessories to be replaced by replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a utility at least equal to the parts or accessories replaced. All equipment, software accessories, upgrades, parts and replacements for or which are added to or become attached to the Equipment, which are essential to the operation of the Equipment or which cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value and utility which the Equipment would have had without the addition thereof, shall immediately become the property of Lessor, and shall be deemed incorporated in the Equipment and subject to the items of this Agreement and the related Lease as if originally leased hereunder. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

         Upon reasonable advance notice, Lessor shall have the right to inspect the Equipment, log book and all other maintenance records with respect thereto, if any, at any reasonable time during normal business hours.

         In the event the Lease Payments include the cost of maintenance and/or service being provided by Vendor and/or Manufacturer, Lessee acknowledges that Lessor is not responsible for providing any required maintenance and/or service for the Equipment. Lessee shall make all claims for service and/or maintenance solely to Vendor and/or Manufacturer and Lessee's obligation to make all required Lease Payments shall remain unconditional.

         7. ASSIGNMENT. LESSEE MAY NOT ASSIGN THIS AGREEMENT, ANY LEASE OR THE RIGHTS HEREUNDER NOR SHALL THE LESSEE SUBLEASE OR LEND THE EQUIPMENT OR PERMIT TO BE USED BY ANYONE OTHER THAN LESSEE'S EMPLOYEES WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. Lessor may at any time assign all or part of any interest in this Agreement or any Lease and in each item of the Equipment and monies to become due to Lessor hereunder; and, Lessor may at any time grant security interests in the Equipment, subject to Lessee's rights therein, in each case without notice to or consent of Lessee. In such events, all the provisions of this Agreement or any Lease hereunder for the benefit of Lessor shall inure to the benefit of and be exercised by or on behalf of such assignee. The Lessor may, direct that all Lease Payments due and to become due under this Agreement or any Lease hereunder and assigned by Lessor shall be paid directly to assignee, upon notice of such assignment to Lessee. The right of the assignee to the payment of the assigned Lease Payments, the performance of all Lessee's obligations and to exercise any other of Lessor's rights hereunder shall not be subject to any defense, counterclaim or set-off which Lessee may have or assert against Lessor, and Lessee hereby agrees that it will not assert any such defenses, set-offs, counterclaims and claims against any assignee. No such assignment by Lessor shall relieve Lessor of its obligations (unless consented to by Lessee (which consent shall not be unreasonably

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withheld)), or limit or otherwise affect Lessee's rights and/or obligations hereunder.

         8. RETURN OF EQUIPMENT STORAGE. Lessee shall, at is sole expense, surrender the Equipment then subject to any Lease hereunder at the expiration or earlier termination of the Lease Term by delivering the Equipment to Lessor at a location accessible by common carrier and designated by Lessor within the continental United States, or, if specified by Lessor, into the custody of a carrier designated by Lessor. In the case of Software, Lessee shall destroy all intangible items constituting such Software and shall deliver to Lessor all tangible items constituting such Software. At Lessor's request, Lessee shall also certify in a form acceptable to Lessor that: (i) Lessee has complied with the Software return provisions, (ii) Lessee will not use the Software after the expiration or earlier termination of the Lease Term; and (iii) Lessee shall permit Lessor and/or the Vendor of the Software to inspect Lessee's locations to verify compliance with the terms hereof.

         If the item of the Equipment is delivered into the custody of a carrier, Lessee shall arrange for the shipping of the item and its insurance in transit in accordance with Lessor's instructions and at Lessee's sole expense. Lessee, at its sole expense, shall completely sever and disconnect the Equipment from Lessee's property, all without liability of Lessor to Lessee, or to any person claiming through or under Lessee, for damage or loss caused by such severance and disconnection. Lessee, at its sole expense, shall pack or crate the Equipment or its component parts carefully and in accordance with any recommendations of Manufacturer with respect to similar new software and equipment before surrendering the Equipment to Lessor. Lessee shall deliver to Lessor the plans, specifications, operation manuals and other warranties and documents furnished by Manufacturer or Vendor of the Equipment and such other documents in Lessee's possession relating to the maintenance and methods of operation of such Equipment.

         When the Equipment is surrendered to Lessor it shall be in the condition and repair required to be maintained under this Agreement. It will also be free of all evidence of advertising or insignia placed on it by Lessee and meet all legal and regulatory conditions necessary for Lessor to sell or lease it to a third party and be free of all liens. If Lessor reasonably determines that the Equipment, once it is returned, is not in the condition required hereby, Lessor may cause the repair, service, upgrade, modification or overhaul the Equipment to achieve such condition and upon demand, Lessee shall promptly reimburse Lessor for all amounts reasonably expended in connection with the foregoing, provided Lessee has not exercised its purchase option as provided under this Lease.

         Should Lessee not return the Equipment at the end of the Lease Term, Lessee shall continue to make Lease Payments to Lessor in the sum equal to the last Lease Payment and at the same intervals as set out in the Lease as a month-to-month lease term (or other term as designated by Lessor) until returned by Lessee or until returned upon demand therefor by Lessor. The acceptance of said Lease Payments by Lessor shall not waive Lessor's right to have the Equipment promptly returned to Lessor pursuant to the provisions hereof, nor shall the acceptance of said Lease Payments be deemed to be an extension of the Lease Term.

         Upon written request of Lessor, Lessee shall provide free storage for any item of Equipment for a period not to exceed 60 days after expiration of its Lease Term before returning it to Lessor. Lessee shall arrange for the insurance described in Section 10 to continue in full force and effect with respect to such item during its storage period and Lessor shall reimburse Lessee on demand for the incremental premium cost of providing such insurance.

         9. LOSS OR DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss (including theft, requisition of use, erasure or inoperability) or destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor. No such loss or damage shall relieve Lessee from any obligation under this Agreement or any Lease hereunder, which shall continue in full force and effect. In the event of damage to or loss or destruction of the Equipment (or any part thereof), Lessee shall promptly notify Lessor in writing of such fact and shall, at the option of Lessor, (a) restore the same to good repair, condition and working order, (b) replace the Equipment with like equipment in good repair, condition and working order, acceptable to Lessor and transfer clear title to or a right to use, as appropriate, such replacement Equipment to Lessor, whereupon such Equipment shall be subject to the Lease and be deemed the Equipment for purposes hereof, or (c) on the due date for the next Lease Payment or upon the expiration of the Lease, whichever first occurs, pay to Lessor: (i) the stipulated loss value therefor as may be specified in the Lease ("Stipulated Loss Value") plus all Lease Payments then due, or (ii) if the Lease does not provide for Stipulated Loss Value, the present value of the total of all unpaid Lease Payments for the entire Lease Term plus the estimated fair market value of the Equipment at the end of the originally scheduled Lease Term or the agreed upon purchase option price, if any, all of which shall be discounted to the date of payment by Lessee at an annual rate equal to the lesser of six percent (6%) or the rate then available for United States Treasury obligations having an average life equal to the remaining Lease Term ("Present Value Rate"), whereupon the Lease shall terminate with respect thereto. All proceeds of insurance received by Lessor as a result of such loss or damage shall, where applicable, be applied toward the replacement or repair of the Equipment or the payment of the obligations of Lessee hereunder.

         10. INSURANCE. Prior to the Lease Commencement Date, Lessee shall obtain, maintain and keep the Equipment insured against all risks of loss or damage from every cause whatsoever, including, without limitation, loss by fire, theft, "mysterious disappearance", collision, earthquake, flood and such other risks of loss as are customarily insured against on the type of Equipment leased hereunder by businesses of the type in which Lessee is engaged, in an amount not less than the replacement cost or Stipulated Loss Value of the Equipment, whichever is greater, without deductible and without co-insurance. Lessee shall maintain such insurance coverage for the entire Lease Term. Lessee shall also obtain and maintain for the entire Lease Term, comprehensive public liability insurance covering liability for bodily injury, including death, and property damage resulting from the purchase, ownership, leasing, maintenance, use, operation or return of the Equipment with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence. If Lessee is a doctor, hospital or other health care provider, Lessee shall furnish Lessor with evidence of sufficient professional liability insurance. All said insurance shall be in a form and an amount and with companies reasonably satisfactory to Lessor. Lessor, (including its successors or assigns,) shall be the sole named loss payee with respect to insurance for damage to or loss of the Equipment and shall be named as an additional insured on the public liability insurance. Lessee shall pay all premiums for such insurance and shall deliver to Lessor the original policy or policies of insurance, certificates of insurance, or other evidence satisfactory to Lessor evidencing the insurance required thereby, along with proof, satisfactory to Lessor, of the payment of the premiums for such insurance policies. All insurance shall provide for at least sixty (60)' days advance written notice to Lessor before any cancellation, expiration or material modification thereof and also provide that no act or default of any person other than Lessor, its agent or those claiming under Lessor, will affect Lessor's right to recover under such policy or policies in case of loss. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any such insurance policy in the name of Lessee. Unless Lessee is in default, Lessee may with the prior written approval of Lessor, settle and adjust all such claims. Lessee agrees if Lessee shall fail to procure, maintain, and pay for such insurance. Lessor shall have the right, but not the obligation, to obtain such insurance on behalf of and at the expense of Lessee. In the event Lessor does obtain such insurance, Lessee agrees to pay all costs thereof with the next Lease Payment or as specified by Lessor.

         11. WAIVER AND INDEMNITY. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, its agents and employees, from and against any and losses, damages, injuries, claims, demands and expenses, including legal, consulting and expert expenses (other than such as may directly and proximately result from the gross negligence or willful misconduct of Lessor, its agent or employees), arising on account of the ordering (whether by Acquisition Agreement or otherwise), acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition (including, without limitation, latent and other defects and whether or not discoverable by Lessor or Lessee, any claim in tort for strict liability, and any claim for patent, trademark or copyright

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infringement) or operation of any item of the Equipment, and by whomsoever used or operated, during the Lease Term with respect to that item of the Equipment, the loss, damage, destruction, environmental impact, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against. Lessee shall be entitled to control the defense thereof, so long as Lessee is not in default hereunder; provided, however, that Lessor shall have the right approve defense counsel selected by Lessee. The obligations contained in this paragraph continue beyond the termination of the Lease if the liability occurred during the Lease Term.

         12. TAX TREATMENT AND INDEMNIFICATION (a) Unless otherwise provided for in the related Lease, it is acknowledged and agreed by the parties that they are entering into this Agreement with the assumption that Lessor and the consolidated group of which Lessor is a member (all references to Lessor in this Section include such consolidated group) will be treated for federal income tax purposes (and to the extent allowable, for state and local tax purposes) as the owner of all Equipment leased hereunder and will have the maximum federal income tax rate applicable to corporations during the term hereof (which maximum federal income tax rate shall remain constant during the term hereof).

         (b) Lessee acknowledges and agrees that each Lease has been executed by Lessor based upon the following representations and warranties of Lessee: (i) each item of Equipment has been placed in service on the Lease Commencement Date (as defined in each Lease); (ii) Lessor will not under the Internal Revenue Code of 1965, as amended, and the regulations promulgated thereunder (the "Code"), be required to include in its gross income, for federal income tax purposes, any amount with respect to any improvement, modification or addition made by Lessee to any item of Equipment; (iii) Lessor shall be entitled to accelerated cost recovery deductions ("Recovery Deductions") for the cost of each item of Equipment by using the 200% declining balance method permitted under Code
Section 168 and the half year convention, unless otherwise required by operation of Code Section 168(d)(3)(A); (iv) no item of Equipment is limited use property within the meaning of Rev. Proc. 76-30; and (v) for federal income tax purposes, all amounts included in the gross income of lessor with respect to each item of Equipment will be treated as derived from or allocable to sources within the United States.

         (c) If by reason of (1) the inaccuracy in law or in any of any of the assumptions or representations or warranties set forth in Subsections (a) of (b) of this Section; (2) the inaccuracy of any statement or any letter or document furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated under the Lease, or (3) the act, failure to act or omission of or by Lessee or (4) any change in the Code occurring after the date hereof, Lessor will (i) lose, will not have the right to claim or if there will be disallowed with respect to lessor all or any portion of the Recovery Deduction as to any item of the Equipment, (ii) be required to include in its gross income any amount in respect to any alteration, modification or addition, any item, other than an alteration, modification or addition which is permitted without adverse tax consequences to Lessor under Rev. Procs. 75-21, 76-30 or 79-48 (an "Improvement Loss"), or (iii) suffer a decrease in Lessor's net return over the then remaining portion of the Lease Term (any such occurrence referred to hereinafter a "Loss"), then at lessor's option either (x) the rent will, on and after the next succeeding date for the payment thereof upon notice to Lessee by Lessor that a Loss has occurred, and describing the amount as to which Lessor intends to claim indemnification and the reason for such adjustment in reasonable detail, be increased by such amount which will cause Lessor's net return over the then remaining portion of the Lease Term (taking into account the effect from deferred utilization of tax basis resulting from changes in the method of calculating Recovery Deductions) to equal the net return that would have been available such loss had not occurred, or (Y) in lieu of a rent increase, Lessee shall pay to Lessor on such next succeeding date for the payment of rent such sum as will cause Lessor's net return over the terms of the Lease in respect of the Equipment to equal to the net return that would have been available if such Loss had not occurred. If such Loss occurs after the expiration or termination of the Lease, Lessor will notify Lessee of such Loss and Lessee will, within sixty (60) days after such notice, pay to Lessor such sum as required by the preceding clause (Y). Lessee will forthwith pay on demand to Lessor an amount on an after-tax basis which will be equal to the amount of any interest and/or penalties which may be assessed by the United States or any state against Lessor as a result of the loss.

         (d) For purposes of this Section, a Loss will occur upon the earliest of (1) the happening of any event which may cause such Loss, (2) the payment by Lessor to the Internal Revenue Service of the tax increase resulting from such Loss, or (3) the adjustment of the tax return of Lessor to reflect such Loss. Lessor will be responsible for, and will not be entitled to a payment under this Section on account of any Loss due solely to one or more of the following events: (i) the failure of Lessor to have sufficient taxable income to benefit from the Recovery Deduction; (ii) any disposition of the Equipment by Lessor prior to an Event of Default which has occurred and is continuing under the Lease; or (iii) the failure of Lessor to properly claim the Recovery Deduction.

         (e) The indemnities and assumptions of liability provided herein and all Lessor's rights and privileges herein will continue in full force and effect notwithstanding the expiration or termination of the Lease.

         13. EVENTS OF DEFAULT. The term "Event of Default" shall mean any one or more of the following:

         (a) Lessee shall fail to make any Lease Payment, or any other payment, as it becomes due and such failure is not cured within 10 days; or

         (b) Lessee shall fail to perform or observe any of the covenants set forth in Paragraph 10; or

         (c) Lessee shall fall to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or in any Law or any other agreement delivered in connection with any Lease and such failure is not cured within 30 days after the date of notice thereof by Lessor to lessee; or

         (d) Lessee or any Guarantor of Lessee's obligations hereunder ("Guarantor") shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer, pledge or otherwise dispose of all or substantially all of its assets ("Assets") unless the surviving entity or the entity acquiring such Assets assumes all the duties and obligations of Lessee hereunder or such Guarantor under its guaranty and which merger consolidation, sale, transfer or disposition must be approved in writing by Lessor; or

         (e) (i) Lessee or any Guarantor shall liquidate, dissolve or otherwise cease to do business as a going concern or shall commence any action (A) for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, custodian or other similar official for it or for its Assets or making a general assignment for the bereft of its creditors; or (ii) there shall be commenced against lessee or any Guarantor, any action (A) of a nature referred to in clause (i) which results in the entry of an order for relief or any arch other relict and remains undismissed or undischarged for a period 30 days, or (B) seeking attachment, execution or similar process against its assets which results in the entry of an order for any such relief which shall not be vacated or discharged within 30 days from the entry thereof; or (iii) Lessee or any Guarantor shall generally not, or be unable to, pay its debts as they come due; or

         (f) Lessee or any Guarantor shall die or become incompetent. or

         (g) Any representation or warranty made by Lessee or any Guarantor, or any financial or other statement Lessee or any Guarantor, furnished Lessor in connection with this Agreement or any Lease hereunder shall prove at any time to have been untrue or misleading in any material respect; or

         (h) Lessee or any Guarantor defaults on any indebtedness for borrowed money, lease, or installment sale obligation, m each case when any applicable grace period for such obligation has expired and the lender, lessor or creditor has commenced to exorcise any remedy, but only if the indebtedness or other obligation is in an amount equal to or in excess of $50,000; or

         (i) Lessor shall reasonably deem itself insecure as a result of a material adverse change in Lessee's or any Guarantor's financial condition or operations: or

         (j) Lessee shall default in its obligations under a License; or

         (k) The validity of this Agreement, any Lease or any guarantee thereof or any other agreement delivered in connection with any Lease shall be contested or declared null and void or Lessee or any Guarantor shall deny it has any liability or obligation under or with respect to this Agreement. any

                                                                          4 of 7

Lease or any guarantee thereof; or any other agreement delivered in connection with any Lease; or

         (l) the financial condition of Lessee or any Guarantor shall change such that in the judgment of Lessor, Lessor's risk is materially adversely affected; or

         (m) any Guarantor shall fail to perform or observe any covenant, term or condition of its Guaranty and such failure shall continue unremedied for a period of 15 days after the date of notice thereof by Lessor to such Guarantor.

         14. REMEDIES. Upon the occurrence of any Event of Default, Lessor may declare this Agreement or any Lease hereunder to be in default and exercise any one or more of the following remedies:

         (a) Declare the entire unpaid balance of Lease Payments for the unexpired term of the Lease hereunder immediately due and payable and similarly accelerate the balances due under any other Leases between Lessor and Lessee without notice or demand. (b) Sue for and recover all Lax Payments and other movies due and to become due under the Lease or hereunder, plus the estimated fair market value of the Equipment at the end of the originally scheduled Lease Term or any agreed upon Purchase Option, all of which shall be discounted to the date of default at the Present Value Rate (defined in Section 9 hereof), but only to the extent permitted by law. (c) Charge Lessee interest on all monies due Lessor at the rate of eighteen percent (18%) per annum from the date of default until paid but in no event more than the maximum rate permitted by law;
(d) Charge Lessee a returned-check or non-sufficient funds charge ("NSF Charge") to reimburse Lessor for the time and expense incurred with respect to each check that is returned for any reason including non-sufficient or uncollected funds, such NSF Charge is stipulated and liquidated at $25.00; (e) Require Lessee to assemble all Equipment at Lessee's expense, at a place reasonably designated by Lessor; (f) Remove any physical obstructions for removal of the Equipment from the place where the Equipment is located and take possession of any or all items of Equipment, without demand, or notice. wherever same may be located, disconnecting and separating all such items of the Equipment from any other property, with or without any court order or pre-taking hearing or other process of law, it being understood that such remedy of repossession upon an Event of Default is a basis for the financial accommodation reflected by this Agreement or any Lease hereunder. Lessee hereby waives any and all damages occasioned by such retaking except such damages as may be caused by Lessor's gross negligence or willful misconduct. Lessor may, at its option, use, ship, store or repair any or all items of the Equipment so removed and shall sell, lease or otherwise dispose of any such Equipment at a private or public sale. Lessor may show the Equipment and resell or lease the Equipment at Lessee's premises at reasonable business hours without being required to remove the Equipment. In the event Lessor disposes of the Equipment, Lessor shall give Lessee credit for any sums received by Lessor from the sale or lease of the Equipment after deduction of the expenses of sale or lease. The credit for any sums to be received by Lessor from such lease during the remaining portion of the Lease Term shall be discounted to the commencement date of such lease at an annual rate equal to the implicit rate of interest of such lease. Lessee shall also be liable for and shall pay to Lessor (i) all expenses incurred by Lessor in connection with the enforcement of any of Lessor's remedies, including all expenses of repossessing, storing, shipping, repairing and selling the Equipment, and (ii) Lessor's reasonable attorney's fees and expenses. Lessor and Lessee acknowledge the difficulty in establishing a value for the unexpired Lease Term and owing to such difficulty agree that the provisions of this paragraph represent an agreed measure of damages and are not to be deemed a forfeiture or penalty.

         In the case of Software, it is acknowledged and agreed that the unauthorized use, disclosure or transfer of the Software could cause Lessor incalculable and irreparable harm. Therefore, if Lessee is found to be using (in whatever manner) any portion of the Software after the applicable Lease Term or after an Event of Default and Lessor's written demand for Lessee to return the Software or if the licensor of the Software terminates a License or Lessees right to use the Software thereunder, then liquidated damages shall immediately be payable to Lessor in an amount equal to two (2) times the license fees paid or payable with respect to the Software being used.

         Whenever any payment is not made by Lessee when due hereunder, Lessee agrees to pay to Lessor, not later than one month thereafter, an amount calculated at the rate of five cents per one dollar for each such delayed payment as compensation for Lessor's internal operating expenses arising as a result of such delayed payment, but only to the extent permitted by law. Such amount shall be payable in addition to all amounts payable by Lessee as a result of the exercise of any of the remedies herein provided. All rights and remedies of Lessor hereunder are cumulative, are in addition to any other rights and remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one right or remedy shall not be deemed to be an election of such right or remedy or to preclude the exercise of any other right or remedy. No failure on the part of Lessor to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement or any Lease hereunder. A waiver of default shall not be a waiver of any other or subsequent default, Lessor's recovery hereunder shall in no event exceed the maximum recovery permitted by law.

         15. LAWS, REGULATIONS AND TAXES. Lessee shall comply with all laws, regulations and orders relating or pertaining to the Equipment, this Agreement or any Lease hereunder and Lessee shall be responsible for, as and when due, and shall indemnify and hold Lessor harmless from and against all present and future taxes and other governmental charges, or any increases therein (including, without limitation, sales, use, leasing and stamp taxes and license and registration fees) and amounts in lieu of such taxes and charges and any penalties or interest on any of the foregoing, imposed, levied upon, in connection with, or as a result of the purchase, ownership, delivery, leasing, possession or use of the Equipment, or based upon or measured by the Lease Payments or receipt with respect to this Agreement or any Lease hereunder. Lessee shall not, however, be obligated to pay any taxes on or measured by Lessor's net income. Lessee authorizes Lessor to add to the amount of each Lease Payment any sales, use or leasing tax that may be imposed on or measured by such Lease Payment. Lessee shall pay Lessor on demand, as additional rent, the amount of the personal property tax required to be paid by Lessor as owner of the Equipment, plus reasonable costs incurred in collecting and administering any taxes, assessments or fees and remitting them to the appropriate authorities and interest thereon at the highest legal rate allowed, from the date due until fully paid. In the event Lessee does not pay all sums specified above, Lessor has the right, but not the obligation, to pay the same. If Lessor shall so pay any of the aforementioned, then Lessee shall remit such amount with the next Lease Payment plus Lessor's reasonable costs incurred in collecting and administering any taxes, assessments or fees and remitting them to the appropriate authorities.

         16. UCC FILINGS AND FINANCIAL STATEMENTS Lessee authorizes Lessor to file one or more financing statement(s) with respect to the Equipment signed only by Lessor where permitted by the Uniform Commercial Code or other applicable law. Lessee hereby appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute in the name of the lessee, financing statements) on Lessee's behalf and to do all acts or things in the name of Lessee or under any Lease thereunder which Lessor may deem necessary to protect Lessor's title and interest hereunder or under any lease. Lessor and Lessee further agree that a carbon, photographic or other reproduction of this Agreement or any Lease hereunder may be filed as a financing statement and shall be sufficient as a financing statement under the Uniform Commercial Code or other applicable law. It is the intent of the parties that this is a true lease, and the filing of a financing statement under the Uniform Commercial Code or other applicable law shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor's ownership of the Equipment. If this Agreement or any Lease hereunder is deemed at any time to be one intended as security then Lessee grants Lessor a security interest in the Equipment and the proceeds from the sale, lease or other disposition of the Equipment. Lessee agrees to pay Lessor a fee to reimburse Lessor for Lessor's expenses for the preparation and filing of all such financing statements as Lessor may reasonably deem necessary and for Lessor's other documentation costs.

         Lessee agrees to submit financial statements and, if its financial statements are unaudited tax returns, within 90 days from the end of its fiscal year and Lessee warrants to Lessor that all financial statements furnished and to be furnished have been and will be prepared in accordance with generally accepted accounting principles, are an accurate reflection of Lessee's financial condition and that there has been no material adverse change in the financial

                                                                          5 of 7
condition of Lessee or any Guarantor since the dates of preparation and submission of the financial statements submitted to Lessor. Lessee agrees to deliver to Lessor at any time or times hereafter such information or documents, including, without limitation, certified resolutions, financial statements and legal opinions. as Lessor may request.

         17. SECURITY DEPOSIT. Lessor shall retain any security deposit set forth on each Lease as security for the performance by Lessee of its obligations hereunder and under such Lease. Any security deposit so taken shall be non-interest bearing. Lessor may, but shall not be obligated to, apply any security deposit to cure any Event of Default hereunder in which event Lessee shall promptly restore any amount so applied. If Lessee is not in default in any of Lessee's obligations hereunder or under the Lease related to such deposit, any security deposit will be returned to Lessee at the termination of the Lease related thereto. Lessee hereby grants to Lessor a security interest in the cash comprising the security deposit from time to time together with the proceeds thereof to secure the prompt performance as and when due of all obligations of Lessee hereunder.

         18. WARRANTY OF BUSINESS PURPOSE. Lessee hereby warrants and represents that the Equipment will be used for business purposes, and not for personal, family or household purposes. Lessee acknowledges that Lessor has relied upon this representation in entering into this Agreement and each Lease hereunder.

         19. LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents, warrants and covenants to Lessor the following with respect to each Lease as of the date lessee executes the Delivery and Acceptance Receipt related thereto:
(a) Lessee is organized and validly existing under the laws of the state of its organization, with adequate power and capacity to enter into the Lease, all documents related to the purchase of the Equipment and any other documents required to be delivered in connection with the Lease or the Equipment (hereinafter "Documents') and is duly qualified to do business wherever necessary to carry on its present business, including all states where the Equipment is to be located: (b) the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws: (c) no approval, consent or withholding of objections is required from any federal, state or local governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents, except such as have already been obtained; (d) the entry into and performance by Lessee of its obligations under the Documents will not (i) violate any judgment, order, law or regulation applicable to Lessee or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any item of the Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than the Lease or any purchase money security interest retained by any supplier) to which Lessee is a party: (e) there are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under the Lease; (f) the balance sheet and statement of income of Lessee, or of any consolidated group of which Lessee is a member, heretofore delivered to lessor have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of Lessee or the consolidated group of companies of which Lessee is a member on and as of the date thereof and the results of its or their operations for the period or periods covered thereby and
(g) since the date of such balance sheet and statement of income there has been no material adverse change in the financial or operating condition of Lessee or of its consolidated group and (h) Lessee has conducted a review of its and its significant vendors' computer systems to identify those areas that could be affected by the Year 2000 issue and has developed and implemented a plan to resolve the issue and make its operations Year 2000 compliant prior to January 1, 2000 and the Year 2000 issue and the costs of resolving such issue will not materially adversely affect its financial condition, business or operations prior to January 1, 2000. Year 2000 issue shall mean the failure of computer systems to in any way utilize data and information due to the occurrence of the Year 2000 or the inclusion of dates on or after January 1, 2000.

         20. JOINT AND SEVERAL. All obligations of Lessee, if more than one, shall be joint and several.

         21. HEADINGS. All paragraph hearings are inserted for reference purposes only and stall not affect the interpretation or meaning of this Agreement or any Lease hereunder.

         22. FURTHER ASSURANCES. Lessee agrees to execute or obtain and deliver to Lessor at Lessor's request such additional documents as Lessor may reasonably deem necessary to protect Lessor's interest in the Equipment, this Agreement and any Lease.

         23. NOTICE. Written notices to be given hereunder shall be deemed to have been given when delivered personally or deposited in the United States mails, postage prepaid, addressed to such party at its address set forth above or at such other address as such party may have subsequently provided in writing.

         24. SUPPLIER'S CONTRACT. Lessor and Lessee agree that this Agreement and each Lease is a Finance Lease as that term is defined in Article 2A of the Uniform Commercial Code. Lessee acknowledges that Lessor has apprised Lessee of the identity of the Vendor, Lessor hereby notifies Lessee that Lessee may have rights pursuant to the contract with the Vendor and/or Manufacturer and Lessee may contact the supplier for a description of any rights or warranties that Lessee may have under this contract.

         25. LESSEE'S WAIVERS. Lessee hereby waives am and all rights and remedies granted Lease by Sections 508 through 522 of Article 2A of the Uniform Commercial Code including, by way of example only end not as a limitation, the right to repudiate any Lease and reject the Equipment; the right to cancel any Lease; the right to invoke acceptance of the Equipment; the right to grant a security interest in the Equipment in Lessee's possession and control for any reason; the right to recover damages thereunder for any breach of warranty or for any other reason deduct all or any part of the claimed damages resulting from Lessor's default, if any, under any Lease; the right to accept partial delivery of the Equipment; the right to "cover" by making any purchase or lease of or contact to purchase or lease Equipment in substitution for those due from Lessor; the right to recover any general, special, incidental or consequential damage: for any reason whatsoever; and the right to specific performance, replevin, detinue, sequestration, claim and delivery and the like for the Equipment. The waivers contained herein shall not constitute a waiver by Losses of any of its rights or remedies against Vendor and/or Manufacturer of the Equipment.

         26. CHOICE OF LAW/JURISDICTION AND PROCESS. This Agreement and each Lease hereunder, shall be deemed to have been made in Berwyn, Pennsylvania and, except for local filing requirements and laws relating to conflict of laws shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Lessee hereby consents to and agree that personal jurisdiction over losses and subject matter jurisdiction over the Equipment shall be with the courts of the Commonwealth of Pennsylvania or the Federal District Court for the Eastern District of Pennsylvania, solely at Lessor's option, with aspect to any provision of this Agreement or any Lease hereunder. Lessee agrees that service of process in any action or proceeding may be duly effected upon Lessee by mailing such process via certified mail, return receipt requested.

         27. ENTIRE AGREEMENT, NON-WAIVER AND SEVERABILITY. This Agreement and each Lease hereunder contain the entire agreement and understanding between Lessee and Lessor relating to the subject matter of each Lease. No agreements or understandings shall be binding on the parties hereto unless set forth in writing and signed by the parties. Time is of the essence in this Agreement and each Lease hereunder. No waives by Lessor of any breach or default shall constitute a waiver of any additional or subsequent breach or default by Lessor nor shall it be a waiver of any of Lessor's rights. Any provision of this Agreement or any Lease

                                                                          6 of 7
hereunder which for any reason may be held unenforceable in any one jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Agreement or any Lease hereunder, and any such unenforceability in any one jurisdiction shall not render such provision unenforceable in any other jurisdiction.

         28. WAIVER OF JURY TRIAL. EACH OF LESSOR AND LESSEE WAIVES AND AGREES TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN LESSOR AND LESSEE BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT, ANY LEASE OR ANY TRANSACTION CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

                          LESSEE SIGNATURE

                              SIGNATURE

You agree to all of the Terms and Conditions contained in this Agreement, and in any attachments to same (all of which are included by reference) and become part of this Agreement. You acknowledge to have read and agreed to all the Terms and Conditions and understand that the Leases are non-cancelable for the full terms show therein. This Agreement shall not be binding upon the Lessor or become effective unless and until Lessor executes the Agreement.

/s/ Angelo A. Gencarelli III
---------------------------------------
Signature

10/4/99
---------------------------------------
Date

Angelo A. Gencarelli III
---------------------------------------
Print Name

Vice President
---------------------------------------
Title


AppliedTheory Corporation
---------------------------------------
For            Legal Name of Corporation, Partnership, Limited Liability Company

           (AGREEMENT MUST BE SIGNED BY AUTHORIZED
           OFFICER, PARTNER, MEMBER OR PROPRIETOR)

                               LESSOR

/s/ Andy Rosenberg             3/31/00
--------------------------------------
Lessor Signature                  Date

Andy Rosenberg
--------------------------------------
Print Name

Director of Operations
--------------------------------------
Title

--------------------------------------
For
BNY LEASING EDGE CORPORATION

--------------------------------------
Lease Number

--------------------------------------
Vendor ID Number

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